EXHIBIT 10.31

To:	The Directors
uDate.com Inc
575 Lexington Avenue
4th Floor
New York
NY 10022

Dear Sirs:

SHAREHOLDING IN UDATE.COM INC

I confirm that I am not the registered owner of any shares in the issued share capital of uDate.com Inc (the “Company”).

In relation to the stock option agreement filed in August 2000 and made between me and the Company (“the Option Agreement”) I confirm that the Option Agreement was filed in error and that I have no rights pursuant to it and any rights that I may have had are now terminated.

I further confirm that I have no shares in the Company and that I have no other rights over the issued or unissued share capital of the Company including rights by way of mortgage, charge, pledge, lien, assignment by way of security, option restriction, claim, right of pre-emption, right of first refusal or any other encumbrance or security interest of any type or other preferential arrangement having similar effect.

It is my intention to execute this letter as a deed.

SIGNED AS A DEED	)
by GODFREY SHINGLES	)	/s/ G.S. Shingles
in the presence of:	)

Witness signature:

Name:	Kay Martin

Address:	1 CRAVEN CLOSE KINTBURY

NR HUNGERFORD BERKSHIRE RG17 9XF

Occupation:	Housewife